EXHIBIT 4.3

EXECUTION COPY

SUPPLEMENTAL INDENTURE

This SUPPLEMENTAL INDENTURE, dated as of August 24, 2021 (this “Supplemental Indenture”), among Universal Health Services, Inc., a Delaware corporation (the “Issuer”), each of the direct or indirect subsidiaries of the Issuer identified on Schedule 1 attached hereto as a guaranteeing subsidiary (each, a “Guaranteeing Subsidiary” and collectively, the “Guaranteeing Subsidiaries”), the other Guarantors (as defined in the Indenture (defined below)), U.S. Bank National Association (as successor to MUFG Union Bank, N.A.), as trustee (the “Trustee”), and JPMorgan Chase Bank, N.A., as Collateral Agent (as defined in the Indenture (defined below)) (the “Collateral Agent”).

RECITALS

WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of September 21, 2020 (the “Indenture”), providing for the issuance of 2.650% Senior Secured Notes due 2030 (the “Notes”);

WHEREAS, the Issuer, the Guarantors and the Guaranteeing Subsidiaries have authorized the execution and delivery of this Supplemental Indenture, and all things necessary to make this Supplemental Indenture a valid agreement of the Issuer, the Guarantors, the Guaranteeing Subsidiaries and the Collateral Agent have been done;

WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally Guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture;

WHEREAS, Section 11.05(a)(3) of the Indenture provides that the Issuer will be entitled to the release of property and other assets constituting Collateral from the Liens securing the Notes to the extent that such Collateral is no longer required to be pledged pursuant to the Senior Credit Facility, any other First Lien Obligations and any Junior Lien Obligations;

WHEREAS, the Senior Credit Facility is contemporaneously being amended to allow for certain subsidiaries to provide a guarantee of such obligations without providing a security interest in any of its assets;

WHEREAS, Section 9.01(a)(12) of the Indenture provides that the Trustee may amend the Indenture to release Collateral from the Lien of the Indenture and the Security Documents as further provided under the terms of the Indenture;

WHEREAS, Section 9.01(a)(5) of the Indenture provides that the Trustee may amend the Indenture to add a Guarantor of the Notes; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Guarantor. Each Guaranteeing Subsidiary hereby agrees to be a Guarantor under this Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 10 thereof.

Release.

(a)  Section 4.11 of the Indenture is hereby amended and restated in its entirety as follows:

“At any time prior to the Collateral Release Date, if any Restricted Subsidiary of the Issuer other than a Guarantor (i) guarantees any Indebtedness under the Senior Credit Facility, any other First Lien Obligations or any Junior Lien Obligations or (ii) if the Issuer or the Guarantors have no Indebtedness outstanding, and all commitments thereunder have been terminated under the Senior Credit Facility, any other First Lien Obligations or any Junior Lien Obligations, guarantees any Additional Indebtedness, then within 30 days thereof, the Issuer shall cause such Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture to this Indenture, the form of which is attached as Exhibit C hereto, pursuant to which such Restricted Subsidiary will unconditionally guarantee, on a joint and several basis, payment of the Notes on the same terms and conditions as those applicable to the Guarantors under this Indenture and will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel that such supplemental indenture is authorized or permitted by the Indenture, and an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered and constitutes a legally valid and enforceable obligation (subject to customary qualifications and exceptions).  Any such Guarantor shall be an Unsecured Guarantor unless such Restricted Subsidiary grants any Lien to secure any Indebtedness described in clause (i) or (ii) of the preceding sentence, in which case, and only such case, such Restricted Subsidiary shall grant a first-priority perfected security interest in the Collateral as security for the Notes,  shall execute and deliver to the Trustee joinders to any applicable Security Document for the benefit of the holders of the Notes and shall be a “Secured Guarantor” for all purposes under this Indenture.

In addition, the Issuer may elect, in its sole discretion, to cause any Restricted Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor by complying with the applicable provisions of the preceding paragraph until such Restricted Subsidiary’s Guarantee with respect to the Notes is released in accordance with this Indenture.

Each Restricted Subsidiary that becomes a Secured Guarantor on or after the Issue Date shall also, as promptly as practicable, execute and deliver such other security instruments, financing statements and certificates and opinions of counsel (to the extent, and substantially in the form, delivered on the Issue Date as may be necessary to vest in the Collateral  Agent a security interest that is pari passu in priority to the Senior Credit Facility and the other First Lien Obligations (subject to Permitted Liens)) in the manner and to the extent set forth in the Security Documents and this Indenture in properties and assets of the type constituting Collateral as security for the Notes or the Guarantees, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect.

The obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any Guarantees under the Senior Credit Facility) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Each Guarantee shall be released in accordance with the provisions of Section 10.06. Upon the release of any Secured Guarantor from its Guarantee, the Liens granted by such Secured Guarantor under the Security Documents will also be automatically released, and the Trustee, subject to Section 11.05(f), and the Collateral Agent will execute such documents confirming such release as the Issuer or such Secured Guarantor may request (such documents to be in form and substance reasonably satisfactory to the Person being requested to execute the same).”

Other Amendments.  The Indenture is hereby amended as follows:

(a) Sections 11.01, 11.02, 11.03, 11.04, 11.06 and 11.07 are amended by replacing each reference to “Guarantor” therein with “Secured Guarantor.”

(b) Section 11.05(a) is amended by deleting therefrom clause (2) in its entirety and in place thereof inserting:

“(2) in the case of one or more Secured Guarantors that are released from their Guarantees with respect to the Notes pursuant to the terms of this Indenture, the release of the property and assets and Equity Interests of such Secured Guarantors;”

(c) Section 11.05(e) of the Indenture is amended and restated in its entirety as follows:

“If the Liens securing the Senior Credit Facility Obligations are released in connection with the repayment (including cash collateralization of letters of credit) of the Senior Credit Facility Obligations in full and termination of the commitments thereunder, the Liens on the Collateral securing the Notes, the Notes Obligations and the Guarantees of the Secured Guarantors will not be released, except to the extent the Collateral or any portion thereof was disposed of in order to repay the Senior Credit Facility Obligations secured by the Collateral. From and after any such time when all the Liens securing the First Lien Obligations other than the Notes and the Notes Obligations are released and the Liens on the Collateral securing the Notes remain in existence, if the Issuer or any Secured Guarantor acquires any property or asset constituting Collateral, it shall grant a first-priority perfected security interest (subject to Permitted Liens) upon such property as security for the Notes to the extent then required under Section 11.04.”

(d) Sections 11.05(c), (d) and (g) are amended by replacing each reference to “Guarantor” therein with “Secured Guarantor.”

(e)  Section 10.06 is amended by deleting therefrom clause (e) in its entirety and in place thereof inserting:

“(e)  upon an Investment Grade Rating Event, but only (i) to the extent set forth in Section 4.15 (which shall include the release by Guarantor of its guarantees of all other First Lien Obligations and Junior Lien Obligations) and (ii) in the case of a Secured Guarantor, if the Liens on the Collateral of such Secured Guarantor securing the Notes and the Notes Obligations are also released at such time pursuant to Section 4.15;” and

(f)  the following definitions shall be added in the appropriate alphabetical locations:

(1)  “Secured Guarantor” means each Guarantor which has granted a security interest pursuant to the Security Documents to secure such Guarantor’s Guarantee of the Notes and the Notes Obligations.”

(2) “Unsecured Guarantors” means each of the Guarantors other than the Secured Guarantors.”

(g)  The definitions of “Collateral,” “Collections,” “Gift Shop Assets,” “Participation Interest,” “Pledged Notes,” “Receivable” and “Related Security” shall be amended by replacing each reference to “Guarantor” therein with  “Secured Guarantor.”

(h) Section 6.01(a)(9) is amended by replacing the reference to “Guarantor” therein with “Secured Guarantor.”

Ratification of the Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Waiver of Jury Trial.  EACH OF THE ISSUER, EACH GUARANTOR, EACH GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Counterparts.  The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Headings.  The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signature Page of Supplemental Indenture Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

ISSUER:

UNIVERSAL HEALTH SERVICES, INC.,

as Issuer

By:/s/ Steve Filton

Name: Steve Filton

Title:   Executive Vice President, Chief Financial Officer and Secretary

TRUSTEE:

U.S. BANK, NATIONAL ASSOCIATION, as Trustee

By: /s/ George J. Rayzis

Name: George J. Rayzis

Title: Vice President

COLLATERAL AGENT:

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By: /s/ Dawn Lee Lum

Name: Dawn Lee Lum

Title: Executive Director

GUARANTEEING SUBSIDIARIES:

UHS MIDWEST BEHAVIORAL HEALTH, LLC AZ HOLDING 4, LLC

By: UHS OF DELAWARE, INC., its sole member

By: /s/ Steve Filton Name: Steve Filton

Title:Senior Vice President

FANNIN MANAGEMENT SERVICES, LLC

By: /s/ Steve Filton
Name: Steve Filton
Title:  Vice President and Chief Financial Officer

GUARANTORS:

UHS OF DELAWARE, INC.

By: /s/ Steve Filton

Name: Steve Filton

Title:Executive Vice President and Chief Financial Officer

LANCASTER HOSPITAL CORPORATION MERION BUILDING MANAGEMENT, INC. NORTHWEST TEXAS HEALTHCARE

SYSTEM, INC.

UHS HOLDING COMPANY, INC. UHS OF CORNERSTONE, INC.

UHS OF CORNERSTONE HOLDINGS, INC. UHS OF D.C., INC.

UHS-CORONA, INC.

UNIVERSAL HEALTH SERVICES OF PALMDALE, INC.

VALLEY HOSPITAL MEDICAL CENTER, INC.

MCALLEN MEDICAL CENTER, INC. SPARKS FAMILY HOSPITAL, INC. UHS OF RIVER PARISHES, INC. UHS OF TEXOMA, INC. UNIVERSAL HEALTH SERVICES OF

RANCHO SPRINGS, INC.

By: /s/ Steve Filton
Name:   Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

ABS LINCS SC, INC. ABS LINCS VA, INC.

ALLIANCE HEALTH CENTER, INC. ALTERNATIVE BEHAVIORAL SERVICES,

INC.

ASCEND HEALTH CORPORATION BENCHMARK BEHAVIORAL HEALTH

SYSTEM, INC.

BHC ALHAMBRA HOSPITAL, INC. BHC BELMONT PINES HOSPITAL, INC. BHC FAIRFAX HOSPITAL, INC.

BHC FOX RUN HOSPITAL, INC. BHC FREMONT HOSPITAL, INC.

BHC HEALTH SERVICES OF NEVADA, INC.

BHC HERITAGE OAKS HOSPITAL, INC. BHC HOLDINGS, INC.

BHC INTERMOUNTAIN HOSPITAL, INC. BHC MONTEVISTA HOSPITAL, INC. BHC SIERRA VISTA HOSPITAL, INC. BHC STREAMWOOD HOSPITAL, INC. BRENTWOOD ACQUISITION, INC. BRENTWOOD ACQUISITION -

SHREVEPORT, INC. BRYNN MARR HOSPITAL, INC. CALVARY CENTER, INC.

CANYON RIDGE HOSPITAL, INC. CCS/LANSING, INC.

CEDAR SPRINGS HOSPITAL, INC. CHILDREN’S COMPREHENSIVE

SERVICES, INC.

DEL AMO HOSPITAL, INC.

FIRST HOSPITAL CORPORATION OF VIRGINIA BEACH

FORT LAUDERDALE HOSPITAL, INC. FRN, INC.

FRONTLINE BEHAVIORAL HEALTH, INC. GREAT PLAINS HOSPITAL, INC.

GULF COAST TREATMENT CENTER, INC.

H. C. CORPORATION

HARBOR POINT BEHAVIORAL HEALTH CENTER, INC.

HAVENWYCK HOSPITAL INC. HHC AUGUSTA, INC.

HHC DELAWARE, INC. HHC INDIANA, INC. HHC OHIO, INC.

HHC RIVER PARK, INC.

HHC SOUTH CAROLINA, INC. HHC ST. SIMONS, INC.

HORIZON HEALTH AUSTIN, INC.

HORIZON HEALTH CORPORATION HSA HILL CREST CORPORATION

KIDS BEHAVIORAL HEALTH OF UTAH, INC.

LAUREL OAKS BEHAVIORAL HEALTH CENTER, INC.

MERIDELL ACHIEVEMENT CENTER, INC. MICHIGAN PSYCHIATRIC SERVICES, INC. NORTH SPRING BEHAVIORAL

HEALTHCARE, INC.

OAK PLAINS ACADEMY OF TENNESSEE, INC.

PARK HEALTHCARE COMPANY PENNSYLVANIA CLINICAL SCHOOLS,

INC.

PREMIER BEHAVIORAL SOLUTIONS, INC. PREMIER BEHAVIORAL SOLUTIONS OF

FLORIDA, INC. PSYCHIATRIC SOLUTIONS, INC.

PSYCHIATRIC SOLUTIONS OF VIRGINIA, INC.

RAMSAY YOUTH SERVICES OF GEORGIA, INC.

RIVER OAKS, INC.

RIVEREDGE HOSPITAL HOLDINGS, INC. SOUTHEASTERN HOSPITAL

CORPORATION SPRINGFIELD HOSPITAL, INC.

STONINGTON BEHAVIORAL HEALTH, INC.

SUMMIT OAKS HOSPITAL, INC. TEMECULA VALLEY HOSPITAL, INC. TEMPLE BEHAVIORAL HEALTHCARE

HOSPITAL, INC.

TEXAS HOSPITAL HOLDINGS, INC. THE ARBOUR, INC.

TWO RIVERS PSYCHIATRIC HOSPITAL, INC.

UHS CHILDREN SERVICES, INC. UHS OF DENVER, INC.

UHS OF FAIRMOUNT, INC. UHS OF FULLER, INC. UHS OF GEORGIA, INC.

UHS OF GEORGIA HOLDINGS, INC. UHS OF HAMPTON, INC.

UHS OF HARTGROVE, INC UHS OF PARKWOOD, INC. UHS OF PENNSYLVANIA, INC. UHS OF PROVO CANYON, INC. UHS OF PUERTO RICO, INC.

UHS OF SPRING MOUNTAIN, INC.

Signature Page of Supplemental Indenture

UHS OF TIMBERLAWN, INC. UHS OF TIMPANOGOS, INC.

UHS OF WESTWOOD PEMBROKE, INC. UHS OF WYOMING, INC.

UHS SAHARA, INC.

UNITED HEALTHCARE OF HARDIN, INC. WINDMOOR HEALTHCARE INC. WINDMOOR HEALTHCARE OF PINELLAS

PARK, INC.

WISCONSIN AVENUE PSYCHIATRIC CENTER, INC.

UHS OF MADERA, INC.

By:	/s/ Steve Filton Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

AIKEN REGIONAL MEDICAL CENTERS, LLC

LA AMISTAD RESIDENTIAL TREATMENT CENTER, LLC PALM POINT BEHAVIORAL HEALTH, LLC

TENNESSEE CLINICAL SCHOOLS, LLC THE BRIDGEWAY, LLC

TURNING POINT CARE CENTER, LLC UHS OF BENTON, LLC

UHS OF BOWLING GREEN, LLC UHS OF GREENVILLE, LLC UHS OF LAKESIDE, LLC

UHS OF PHOENIX, LLC UHS OF RIDGE, LLC

UHS OF ROCKFORD, LLC UHS OF TUCSON, LLC UHS SUB III, LLC

UHSD, LLC

WELLINGTON REGIONAL MEDICAL CENTER, LLC

By: Universal Health Services, Inc. Its sole member

By: /s/ Steve Filton
Name: Steve Filton

Title:Executive Vice President, Secretary and Chief Financial Officer

Signature Page of Supplemental Indenture

FORT DUNCAN MEDICAL CENTER, L.P.

By: Fort Duncan Medical Center, Inc. Its general partner

By: /s/ Steve Filton
Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

FRONTLINE HOSPITAL, LLC

FRONTLINE RESIDENTIAL TREATMENT CENTER, LLC

By: Frontline Behavioral Health, Inc. Its sole member

By: /s/ Steve Filton
Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

KEYS GROUP HOLDINGS LLC

By: UHS Children Services, Inc. Its sole member

By: /s/ Steve Filton
Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

KEYSTONE/CCS PARTNERS LLC

By: Children’s Comprehensive Services, Inc. Its Minority Member

By: KEYS Group Holdings LLC

Its Managing Member and sole member of the minority member

By: UHS Children Services, Inc. Its sole member

By: /s/ Steve Filton
Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

KEYSTONE CONTINUUM, LLC KEYSTONE NPS LLC

KEYSTONE RICHLAND CENTER, LLC

By: Keystone/CCS Partners LLC Its sole member

By: Children’s Comprehensive Services, Inc. Its minority member

By: KEYS Group Holdings LLC

Its managing member and sole member of the minority member

By: UHS Children Services, Inc. Its sole member

By: /s/ Steve Filton

Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

KEYSTONE EDUCATION AND YOUTH SERVICES, LLC

By: KEYS Group Holdings LLC Its sole member

By: UHS Children Services, Inc. Its sole member

By: _   /s/ Steve Filton

Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

KEYSTONE MARION, LLC KEYSTONE MEMPHIS, LLC KEYSTONE NEWPORT NEWS, LLC KEYSTONE WSNC, L.L.C.

By: Keystone Education and Youth Services, LLC Its sole member

By: KEYS Group Holdings LLC Its sole member

By: UHS Children Services, Inc. Its sole member

By: /s/ Steve Filton

Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

MANATEE MEMORIAL HOSPITAL, L.P.

By: Wellington Regional Medical Center, LLC Its general partner

By: Universal Health Services, Inc., Its sole member

By: /s/ Steve Filton
Name: Steve Filton

Title:Executive Vice President, Secretary and Chief Financial Officer

Signature Page of Supplemental Indenture

MCALLEN HOSPITALS, L.P.

By: McAllen Medical Center, Inc. Its general partner

By: /s/ Steve Filton

Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

PENDLETON METHODIST HOSPITAL, L.L.C.

By: UHS of River Parishes, Inc. Its managing member

By: /s/ Steve Filton
Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

GULPH MILLS ASSOCIATES, LLC TBD ACQUISITION II, LLC

UHS KENTUCKY HOLDINGS, L.L.C. UHS OF LANCASTER, LLC

UHS OF NEW ORLEANS, LLC UHS OF OKLAHOMA, LLC UHSL, L.L.C.

AZ HOLDING 4, LLC

UHS MIDWEST BEHAVIORAL HEALTH, LLC

By: UHS of Delaware, Inc. Its sole member

By: /s/ Steve Filton

Name: Steve Filton

Title:Executive Vice President and Chief Financial Officer

Signature Page of Supplemental Indenture

UHS OF ANCHOR, L.P.

UHS OF LAUREL HEIGHTS, L.P. UHS OF PEACHFORD, L.P.

By: UHS of Georgia, Inc. Its general partner

By: /s/ Steve Filton

Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

UHS OF CENTENNIAL PEAKS, L.L.C.

By: UHS of Denver, Inc. Its sole member

By: /s/ Steve Filton
Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

UHS OF DOVER, L.L.C.

By: UHS of Rockford, LLC Its sole member

By: Universal Health Services, Inc. Its sole member

By: /s/ Steve Filton Name: Steve Filton

Title:Executive Vice President, Secretary and Chief Financial Officer

Signature Page of Supplemental Indenture

UHS OF DOYLESTOWN, L.L.C.

By: UHS of Pennsylvania, Inc. Its sole member

By: /s/ Steve Filton
Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

UHS OF SALT LAKE CITY, L.L.C.

By: UHS of Provo Canyon, Inc. Its sole member

By: /s/ Steve Filton
Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

UHS OF SAVANNAH, L.L.C.

By: UHS of Georgia Holdings, Inc. Its sole member

By: /s/ Steve Filton Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

UHS OKLAHOMA CITY LLC UHS OF SPRINGWOODS, L.L.C.

By: UHS of New Orleans, LLC Its sole member

By: UHS of Delaware, Inc. Its sole member

By: /s/ Steve Filton Name: Steve Filton

Title:Executive Vice President and Chief Financial Officer

Signature Page of Supplemental Indenture

UHS OF SUMMITRIDGE, LLC

By: UHS of Peachford, L.P. Its sole member

By: UHS of Georgia, Inc. Its general partner

By: /s/ Steve Filton Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

PSYCHIATRIC SOLUTIONS HOSPITALS, LLC

By: Psychiatric Solutions, Inc. Its Sole Member

By: /s/ Steve Filton Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

DIAMOND GROVE CENTER, LLC KMI ACQUISITION, LLC

LIBERTY POINT BEHAVIORAL HEALTHCARE, LLC PSJ ACQUISITION, LLC

SHADOW MOUNTAIN BEHAVIORAL HEALTH SYSTEM, LLC

SUNSTONE BEHAVIORAL HEALTH, LLC TBD ACQUISITION, LLC

By: Psychiatric Solutions Hospitals, LLC Its Sole Member

By: Psychiatric Solutions, Inc. Its Sole Member

By: /s/ Steve Filton Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

ATLANTIC SHORES HOSPITAL, L.L.C.

EMERALD COAST BEHAVIORAL HOSPITAL, LLC OCALA BEHAVIORAL HEALTH, LLC

PALMETTO BEHAVIORAL HEALTH HOLDINGS, LLC RAMSAY MANAGED CARE, LLC

SAMSON PROPERTIES, LLC

TBJ BEHAVIORAL CENTER, LLC

THREE RIVERS HEALTHCARE GROUP, LLC WEKIVA SPRINGS CENTER, LLC

ZEUS ENDEAVORS, LLC

By: Premier Behavioral Solutions, Inc. Its Sole Member

By: /s/ Steve Filton Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

PALMETTO BEHAVIORAL HEALTH SYSTEM, L.L.C.

By: Palmetto Behavioral Health Holdings, LLC Its Sole Member

By: Premier Behavioral Solutions, Inc. Its Sole Member

By: /s/ Steve Filton Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

PALMETTO LOWCOUNTRY BEHAVIORAL HEALTH, L.L.C.

By: Palmetto Behavioral Health System, L.L.C. Its Sole Member

By: Palmetto Behavioral Health Holdings, LLC Its Sole Member

By: Premier Behavioral Solutions, Inc. Its Sole Member

By: /s/ Steve Filton Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

SP BEHAVIORAL, LLC UNIVERSITY BEHAVIORAL, LLC

By: Ramsay Managed Care, LLC Its Sole Member

By: Premier Behavioral Solutions, Inc. Its Sole Member

By: /s/ Steve Filton Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

THREE RIVERS BEHAVIORAL HEALTH, LLC

By: Three Rivers Healthcare Group, LLC Its Sole Member

By: Premier Behavioral Solutions, Inc. Its Sole Member

By: /s/ Steve Filton Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

THE NATIONAL DEAF ACADEMY, LLC

By: Zeus Endeavors, LLC Its Sole Member

By: Premier Behavioral Solutions, Inc. Its Sole Member

By: /s/ Steve Filton Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

WILLOW SPRINGS, LLC

By: BHC Health Services of Nevada, Inc. Its Sole Member

By: /s/ Steve Filton Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

BEHAVIORAL HEALTHCARE LLC

By: BHC Holdings, Inc. Its Sole Member

By: /s/ Steve Filton Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

BHC PINNACLE POINTE HOSPITAL, LLC BHC PROPERTIES, LLC

COLUMBUS HOSPITAL PARTNERS, LLC HOLLY HILL HOSPITAL, LLC LEBANON HOSPITAL PARTNERS, LLC NORTHERN INDIANA PARTNERS, LLC ROLLING HILLS HOSPITAL, LLC

VALLE VISTA HOSPITAL PARTNERS, LLC

By: Behavioral Healthcare LLC Its Sole Member

By: BHC Holdings, Inc. Its Sole Member

By: /s/ Steve Filton Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

BHC MESILLA VALLEY HOSPITAL, LLC

BHC NORTHWEST PSYCHIATRIC HOSPITAL, LLC CUMBERLAND HOSPITAL PARTNERS, LLC

By: BHC Properties, LLC Its Sole Member

By: Behavioral Healthcare LLC Its Sole Member

By: BHC Holdings, Inc. Its Sole Member

By: /s/ Steve Filton Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

CUMBERLAND HOSPITAL, LLC

By: Cumberland Hospital Partners, LLC Its Managing Member

By: BHC Properties, LLC

Its Minority Member and Sole Member of the Managing Member

By: Behavioral Healthcare LLC Its Sole Member

By: BHC Holdings, Inc. Its Sole Member

By: /s/ Steve Filton Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

VALLE VISTA, LLC

By: BHC of Indiana, General Partnership Its Sole Member

By: Columbus Hospital Partners, LLC Its General Partner

By: Lebanon Hospital Partners, LLC Its General Partner

By: Northern Indiana Partners, LLC Its General Partner

By: Valle Vista Hospital Partners, LLC Its General Partner

By: Behavioral Healthcare LLC

The Sole Member of each of the above General Partners

By: BHC Holdings, Inc. Its Sole Member

By: /s/ Steve Filton Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

WELLSTONE REGIONAL HOSPITAL ACQUISITION, LLC

By: Wellstone Holdings, Inc. Its Minority Member

By: Behavioral Healthcare LLC

Its Managing Member and Sole Member of the Minority Member

By: BHC Holdings, Inc. Its Sole Member

By: /s/ Steve Filton Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

BEHAVIORAL HEALTHCARE, LLC

By: BHC Holdings, Inc. Its Sole Member

By: /s/ Steve Filton Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

HORIZON HEALTH HOSPITAL SERVICES, LLC HORIZON MENTAL HEALTH MANAGEMENT, LLC

By: Horizon Health Corporation Its Sole Member

By: /s/ Steve Filton Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

HHC PENNSYLVANIA, LLC HHC POPLAR SPRINGS, LLC

KINGWOOD PINES HOSPITAL, LLC SCHICK SHADEL OF FLORIDA, LLC TOLEDO HOLDING CO., LLC

By: Horizon Health Hospital Services, LLC Its Sole Member

By: Horizon Health Corporation Its Sole Member

By: /s/ Steve Filton Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

HICKORY TRAIL HOSPITAL, L.P. MILLWOOD HOSPITAL, L.P. NEURO INSTITUTE OF AUSTIN, L.P.

TEXAS CYPRESS CREEK HOSPITAL, L.P. TEXAS LAUREL RIDGE HOSPITAL, L.P. TEXAS OAKS PSYCHIATRIC HOSPITAL, L.P.

TEXAS SAN MARCOS TREATMENT CENTER, L.P. TEXAS WEST OAKS HOSPITAL, L.P.

By: Texas Hospital Holdings, LLC Its General Partner

By: Psychiatric Solutions Hospitals, LLC Its Sole Member

By: Psychiatric Solutions, Inc. Its Sole Member

By: /s/ Steve Filton Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

SHC-KPH, LP

By: HHC Kingwood Investment, LLC Its General Partner

By: Horizon Health Hospital Services, LLC Sole member of the General Partner

By: Horizon Health Corporation Its sole member

By: /s/ Steve Filton Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

H.C. PARTNERSHIP

By: H.C. Corporation Its General Partner

By: /s/ Steve Filton Name: Steve Filton

Title:Vice President

By: HSA Hill Crest Corporation Its General Partner

By: /s/ Steve Filton Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

BHC OF INDIANA, GENERAL PARTNERSHIP

By: Columbus Hospital Partners, LLC Its General Partner

By: Lebanon Hospital Partners, LLC Its General Partner

By: Northern Indiana Partners, LLC Its General Partner

By: Valle Vista Hospital Partners, LLC Its General Partner

By: BHC Healthcare, LLC

The Sole Member of each of the above General Partners

By: BHC Holdings, Inc. Its Sole Member

By: /s/ Steve Filton Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

INDEPENDENCE PHYSICIAN MANAGEMENT, LLC

By: UHS of Fairmount, Inc. Its sole member

By: /s/ Steve Filton Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

BEHAVIORAL HEALTH MANAGEMENT, LLC BEHAVIORAL HEALTH REALTY, LLC

CAT REALTY, LLC CAT SEATTLE, LLC

MAYHILL BEHAVIORAL HEALTH, LLC PSYCHIATRIC REALTY, LLC

RR RECOVERY, LLC

SALT LAKE BEHAVIORAL HEALTH, LLC SALT LAKE PSYCHIATRIC REALTY, LLC UBH OF OREGON, LLC

UBH OF PHOENIX, LLC

UBH OF PHOENIX REALTY, LLC

UNIVERSITY BEHAVIORAL HEALTH OF EL PASO, LLC

By: Ascend Health Corporation Its sole member

By: /s/ Steve Filton Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

GARFIELD PARK HOSPITAL, LLC

By: UHS of Hartgrove, Inc. Its sole member

By: /s/ Steve Filton Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

ABS LINCS KY, LLC HUGHES CENTER, LLC

By: Alternative Behavioral Services, Inc. Its sole member

By: /s/ Steve Filton Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

VALLEY HEALTH SYSTEM LLC

By: Valley Hospital Medical Center, Inc. Its sole member

By: /s/ Steve Filton Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

UHP LP

By: Island 77 LLC Its general partner

By: Ascend Health Corporation Its sole member

By: /s/ Steve Filton Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

BEACH 77 LP

By: 2026 W. University Properties, LLC Its general partner

By: Ascend Health Corporation Its sole member

By: /s/ Steve Filton Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

CORAL SHORES BEHAVIORAL HEALTH, LLC

By: Children’s Comprehensive Services, Inc. Its sole member

By: /s/ Steve Filton Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

DVH HOSPITAL ALLIANCE LLC

By: UHS Holding Company, Inc. Its sole member

By: /s/ Steve Filton Name:   Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture

DHP 2131 K ST, LLC

By: District Hospital Partners, L.P. Its sole member

By: UHS of D.C., Inc.

Its general partner

By: /s/ Steve Filton Name: Steve Filton

Title: Vice President

Signature Page of Supplemental Indenture

UHS FUNDING, LLC

By: UHS of Delaware, Inc. Its majority member

By:	/s/ Steve Filton Name: Steve Filton

Title: Executive Vice President and Chief Financial Officer

By: Universal Health Services, Inc. Its minority member

By:	/s/ Steve Filton Name: Steve Filton

Title: Executive Vice President, Chief Financial Officer and Secretary

Signature Page of Supplemental Indenture

MILWAUKEE BEHAVIORAL HEALTH, LLC

By: UHS of Delaware, Inc. Its minority member

By:	/s/ Steve Filton Name: Steve Filton

Title: Executive Vice President and Chief Financial Officer

By: UHS Funding, LLC Its majority member

By: UHS of Delaware, Inc.

Its majority member

By:	/s/ Steve Filton Name: Steve Filton

Title: Executive Vice President and Chief Financial Officer

Signature Page of Supplemental Indenture

FANNIN MANAGEMENT SERVICES, LLC

By: UHS of Texoma, Inc. Its sole member

By: /s/ Steve Filton Name: Steve Filton

Title:Vice President

Signature Page of Supplemental Indenture